Exhibit 10.5

PROGYNY, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: OCTOBER 12, 2019

APPROVED BY THE STOCKHOLDERS: OCTOBER 12, 2019

IPO DATE:               , 2019

1.                                      GENERAL; PURPOSE.

(a)                                 The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations are given an opportunity to purchase shares of Common Stock.  It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of that section of the Code.

(b)                                 The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.                                      ADMINISTRATION.

(a)                                 The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 2(c).

(b)                                 The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)                                To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii)                            To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)                             To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)                                 To suspend or terminate the Plan at any time as provided in Section 12.

(vi)                             To amend the Plan at any time as provided in Section 12.

(vii)                         Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii)                     To adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States.

(c)                                  The Board may delegate some or all of the administration of the Plan to a Committee and the Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated.  If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.  Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)                                 All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e)                                  The Board or the Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent.  The Board or the Committee may, in its sole discretion, designate an Agent to administer the Plan, purchase and sell Shares in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time.  The Agent may serve as custodian for purposes of the Plan and Common Stock purchased under the Plan shall be held by and in the name of or in the name of a nominee of, the custodian for the benefit of each Participant, who shall thereafter be a beneficial stockholder of the Company. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

(f)                                   The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and By-Laws of the Company and, to the extent not covered by insurance, indemnify each director, officer or employee of an Employer (including the heirs, executors, and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving the Plan in any capacity at the request of the Company, except in instances where any such person engages in willful misconduct or fraud. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder.  Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer of employee under the Certificate of Incorporation of the Company or the By-Laws of the Company.  Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall by paid by the Company.

3.                                      SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)                                 Subject to the provisions of Section 11(a) relating to Capitalization Adjustment, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 1,700,000 shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1st of each year commencing on January 1, 2021 and ending on (and including) January 1, 2029, in an amount equal to the lesser of (i) 1% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year, and (ii) 2,500,000 shares of Common Stock.  Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b)                                 If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)                                  The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.                                      OFFERING AND GRANT OF PURCHASE RIGHTS

The Plan and the Offering of Purchase Rights hereunder will be implemented by consecutive Purchase Periods with a new Purchase Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other dates as the Board or Committee will determine; provided, however, that the first Purchase Period under the Plan will commence with the IPO Date and end on the last Trading Day on or before July 31, 2020; provided that a Form S-8 Registration Statement with respect to the issuance of Common Stock under the Plan is effective on the IPO Date. The Board or the Committee will have the power to change the duration of Purchase Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Purchase Period to be affected thereafter; provided, however, that no Purchase Period may last more than twenty-seven (27) months.  The Offering may contain such other terms and conditions (which shall be incorporated by reference into the Plan and treated as part of the Plan) as the Board may deem appropriate consistent with the Plan and Section 423 of the Code, including, without limitation, the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges.

5.                                      ELIGIBILITY.

(a)                                 Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation.   An Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for the six month period prior to the Offering Date or such other continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years.  In addition, the Board may (unless prohibited by law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.  For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under applicable laws.  Where the period of leave exceeds there (3) months and the individual’s right to reemployment is not guaranteed either by the statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

(b)                                 Any individual who is an Eligible Employee immediately prior to the first Purchase Period will be automatically enrolled in the first Purchase Period, subject to the requirements of Section 7.

(c)                                  Any Eligible Employee on a given Offering Date subsequent to the first Purchase Period will be eligible to participate in the Plan, subject to the requirements of Section 7.

(d)                              No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation.  For purposes of this Section 5(d), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(e)                                  As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not

permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds US $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(f)                                   Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

(g)                                 Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan.  Notwithstanding the foregoing, the Board may (unless prohibited by law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code (or a subset of such highly compensated employees (determined uniformly)) or who are Officers will not be eligible to participate

6.                                      PURCHASE RIGHTS; CONTRIBUTIONS; PURCHASE PRICE.

(a)                                                On the Offering Date of each Purchase Period, each Eligible Employee participating in such Offering will be granted a Purchase Right to purchase on the Purchase Date up to that number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Purchase Date and retained in the Eligible Employee’s account as of the Purchase Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 2,500 shares of Common Stock (subject to any adjustment pursuant to Section 11(a)) and provided further that such purchase will be subject to the limitations set forth in Sections 3, 5(d) and 5(e). The Eligible Employee may accept the grant of the Purchase Right (i) with respect to the first Purchase Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 7 on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Purchase Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 7. The Board or Committee may, for future Purchase Periods, decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period. Exercise of the Purchase Right will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 7. The Purchase Right will expire on the last day of the Purchase Period.

(b) (i) At the time a Participant enrolls in the Plan pursuant to Section 7, he or she will elect to have Contributions (in the form of payroll deductions or otherwise to the extent permitted by the Committee) made on each pay day during the Purchase Period in an amount not exceeding fifteen percent (15%) of the Compensation that he or she receives on the pay day (for illustrative purposes, should a pay day occur on a Purchase Date, a Participant will have any Contributions made on such day applied to his or her account under the then-current Purchase

Period). The Committee, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Purchase Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Purchase Periods unless terminated as provided in Section 7 hereof (or if the Board or Committee amends the terms of an Offering  in advance of an Offering Period and requires a new subscription agreement be in effect).

(ii) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Offering Date and will end on the last pay day on or prior to the Purchase Date of such Purchase Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 7 hereof; provided, however, that for the first Purchase Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.

(iii) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only.

(c)                                  The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)                                    an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)                                an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

(d)                                 In the event a Participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a 401(k) profit sharing plan of the Company, a Related Corporation  or an affiliate or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, to the extent permitted by such plan or applicable law, such Participant’s payroll deductions and the purchase of shares under the Plan shall be suspended until the first payroll period following the Offering Date commencing six (6) months after the date the Participant obtained the hardship withdrawal. If a Participant who elects a hardship withdrawal under such a 401(k) profit sharing plan or such other plan has a cash balance accumulated in his or her account at the time of the withdrawal that has not already been applied to purchase shares, such cash balance shall be returned to the Participant as soon as administratively practicable, to the extent permitted by applicable law.

7.                                      PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)                (i) First Purchase Period. An Eligible Employee will be entitled to continue to participate in the first Purchase Period pursuant to Section 5(b) only if such individual submits a subscription agreement authorizing Contributions in a form determined by the Board or Committee to the Company’s designated Plan administrator (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under the

Plan and (ii) no later than thirty (30) calendar days following the effective date of such S-8 registration statement or such date as the Committee may determine (the “Enrollment Window”). An Eligible Employee’s failure to submit the subscription agreement during the Enrollment Window will result in the automatic termination of such individual’s participation in the first Purchase Period.

(ii) Subsequent Purchase Periods. An Eligible Employee may participate in the Plan pursuant to Section 5(c) by (i) submitting to the Company’s designated Plan administrator a properly completed subscription agreement authorizing Contributions in the form provided by the Committee for such purpose or (ii) following an electronic or other enrollment procedure determined by the Committee, in either case on or before a date determined by the Committee prior to an applicable Offering Date.

(b)                                 Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law or regulations requires that Contributions be deposited with a third party.

(c) A Participant may discontinue his or her participation in the Plan as provided under this Section 7. During a Purchase Period, a Participant may not increase the rate of his or her Contributions and may only decrease the rate of his or her Contributions one (1) time. Any such decrease during a Purchase Period requires the Participant (i) properly complete and submit to the Company’s stock administration office (or its designee) a new subscription agreement authorizing the change in Contribution rate in the form provided by the Committee for such purpose or (ii) following an electronic or other procedure prescribed by the Committee, in either case on or before a date determined by the Committee prior to an applicable Exercise Date. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (unless the Participant’s participation is terminated as provided in  Section 7 or Section 12). The Committee may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by Participants during any Purchase Period and may establish other conditions or limitations as it deems appropriate for Plan administration. Any change in the rate of Contributions made pursuant to this Section 7(c) will be effective as of the first (1st) full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Committee, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(d)                                 During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company.  The Company may impose a deadline before a Purchase Date for withdrawing.  Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate.  A Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(e)                                  Unless otherwise required by applicable law or regulations, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(f) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(g) Notwithstanding any provisions to the contrary in the Plan, the Committee may allow Participants to participate in the Plan via cash contributions instead of or in addition to payroll deductions if (i) payroll deductions are not permitted under applicable local law, or (ii) the Committee determines that cash contributions are permissible under Section 423 of the Code.

(h)                                 Unless required by applicable law or regulations (if so, then such required interest shall apply to all Participants), the Company will have no obligation to pay interest on Contributions.

8.                                      EXERCISE OF PURCHASE RIGHTS.

(a)                                                Unless a Participant withdraws from the Plan as provided in Section 7, his or her Purchase Right will be exercised automatically on each Purchase Date, and the maximum number of full shares subject to the Purchase Right will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account.

(b)                                                No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 7. Any other funds left over in a Participant’s account after the Purchase Date will be returned to the Participant.

(c)                                                 During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.  Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(d)                                 No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.  If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date.  If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws and regulations, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

(e) If the Committee determines that, on a given Purchase Date, the number of shares of Common Stock with respect to which Purchase Rights are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Purchase Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Purchase Date, the Committee may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising Purchase Rights on such Purchase Date, and continue the Purchase Period then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising Purchase Rights on such Purchase Date, and terminate the Purchase Period then in effect pursuant to Section 12. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Purchase Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(f) At the time the Purchase Right is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the Purchase Right or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common

Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

(g)  As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her Purchase Right in a form determined by the Committee (in its sole discretion) and pursuant to rules established by the Committee. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Purchase Right under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 8.

9                                         COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable.  If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.                               DESIGNATION OF BENEFICIARY.

(a)                                 The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant.  The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b)                              If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or Committee of the estate of the Participant.  If no executor or Committee has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest, to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.                               ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a)                                 In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering.  The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)                                 In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.                               AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                 The Board may amend the Plan at any time in any respect the Board deems necessary or advisable.  However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law, regulations or listing requirements.

(b)                                 The Board may suspend or terminate the Plan at any time.  No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)                                  Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.  To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

13.                               EFFECTIVE DATE OF PLAN.

The Plan will become effective immediately prior to and contingent upon the IPO Date.  No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

14.                               MISCELLANEOUS PROVISIONS.

(a)                                 Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)                                 A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)                                  The Plan and Offering do not constitute an employment contract.  Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d)                                 The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(e)                                  If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f)                                   If any provision of the Plan does not comply with applicable law or regulations, such provision shall be construed in such a manner as to comply with applicable law or regulations.

15.                               DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)                                 “Agent” means the agent, broker, or other administrator, including, without limitation, employees of the Company, appointed by the Committee pursuant to Section 2(e).

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(d)                                 “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(f)                                   “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c). If no such delegation has been made, all references in the Plan (or related documents) to the Committee shall be deemed references to the Board.

(g)                                 “Common Stock” means, as of the IPO Date, the common stock of the Company, having one vote per share.

(g)                                 “Company” means Progyny, Inc., a Delaware corporation.

(h)                                 “Compensation” includes an Eligible Employee’s base straight time gross earnings (including overtime) and commissions (only if such commissions are an integral, recurring part of compensation) and performance-based incentive bonuses, but excludes payments for sign-on or hire, long-term or multi-year, and retention incentive compensation or bonuses, equity compensation income and other similar compensation. The Board or the Committee, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Purchase Period.

(i)                                    “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right.  If expressly permitted by the Board, a Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(j)                                    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)                                a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)                            a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                             a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(k)                                 “Director” means a member of the Board.

(l)                                    “Eligible Employee” means an Employee who meets the requirements set forth in Section 5(a) the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(m)                             “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(n)                                 “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(o)                                 “Employer” means the Employer of the applicable Eligible Employee.

(p)                                 “Enrollment Window” has the meaning specified in Section 7.

(q)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(r)                                  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable.  Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)                                In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and regulations and in a manner that complies with Sections 409A of the Code

(iii)                            Notwithstanding the foregoing, for the Offering that commences on the IPO Date, the Fair Market Value of the shares of Common Stock on the Offering Date will be the price per share at which shares are first sold to the public in the Company’s initial public offering as specified in the final prospectus for that initial public offering.

(s)                                   “IPO Date” means the date of the underwriting agreement between the Company and the underwriters managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(t)                                    “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods.

(u)                                 “Offering Date” means a date selected by the Board for an Offering to commence.

(v)                                 “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(w)                               “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(x)                                 “Plan” means this Progyny, Inc. 2019 Employee Stock Purchase Plan.

(y)                                 “Purchase Date” means the date during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(z)                                  “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date.

(aa)                          “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(bb)                          “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(cc)                            “Securities Act” means the Securities Act of 1933, as amended.

(dd)                          “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.